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DESIREE M. FRANKLIN
DIRECT DIAL: (901) 577- 2183

                                                    July 30, 1999



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Re: FIRST FUNDS (THE TRUST), COMPRISED OF U.S. GOVERNMENT MONEY MARKET PORTFOLIO; U.S. TREASURY MONEY MARKET PORTFOLIO; MUNICIPAL MONEY MARKET PORTFOLIO; CASH RESERVE PORTFOLIO; GROWTH AND INCOME PORTFOLIO (FORMERLY TOTAL RETURN EQUITY PORTFOLIO); BOND PORTFOLIO (FORMERLY TOTAL RETURN FIXED INCOME PORTFOLIO); CAPITAL APPRECIATION PORTFOLIO; INTERMEDIATE BOND PORTFOLIO AND TENNESSEE TAX-FREE PORTFOLIO (EACH, A PORTFOLIO)

        File No. 33-46374
        Post-Effective Amendment No. 19

Dear Sirs:

         We serve as counsel to the above-referenced Trust. In that capacity, we have reviewed the Post-Effective Amendment No. 19 to the Trust's Registration Statement on Form N-1A which accompanies this letter ("Amendment"), including the covering letter thereto. The Amendment was prepared by ALPS Mutual Fund Services, Inc. ("ALPS"), the Trust's Administrator, and, as stated in the covering letter to the Amendment, is being filed pursuant to Paragraph (b) of Rule 485 under the Securities Act of 1933 for the principal purpose of incorporating the Commission's comments with respect to First Funds' Rule 485(a) filing dated May 24, 1999. Pursuant to paragraph (b)(4) of Rule 485, we represent that, to the best of our knowledge based upon the statements of ALPS contained in the covering letter to the Amendment and our review of the Amendment, the Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).


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Securities and Exchange Commission
July 30, 1999
Page 2

         Further, we consent to the use of our name in the Registration Statement and elsewhere as it may appear.

                                           Sincerely,

                                           BAKER, DONELSON, BEARMAN & CALDWELL




DMF/ms